UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2011

SAN DIEGO GAS & ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-3779	95-1184800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8326 CENTURY PARK COURT, SAN DIEGO, CALIFORNIA		92123
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 696-2000

None.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 17, 2011, San Diego Gas & Electric Company (the “Company”) closed the public offering and sale of $250,000,000 aggregate principal amount of its 3.95% First Mortgage Bonds, Series LLL, due 2041 (the “Bonds”) with proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) of 98.985% of the aggregate principal amount of the Bonds. The sale of the Bonds was registered under the Company’s Registration Statement on Form S-3 (File No. 333-159046). The Bonds were issued pursuant to a Supplemental Indenture, dated as of November 17, 2011, which is attached hereto as Exhibit 4.1. The Bonds will mature on November 15, 2041. Interest on the Bonds accrues from November 17, 2011 and is payable on May 15 and November 15 of each year, beginning on May 15, 2012. The Bonds will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the prospectus supplement and the accompanying prospectus relating to the offering filed with the Securities and Exchange Commission on November 15, 2011. Further information regarding the sale of the Bonds is contained in the underwriting agreement, dated November 14, 2011, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 14, 2011, between San Diego Gas & Electric Company and the several underwriters named therein.

4.1	Supplemental Indenture, dated as of November 17, 2011.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY

Date: November 17, 2011

By:	/s/ Robert M. Schlax
	Name:	Robert M. Schlax
	Title:	Vice President, Chief Financial Officer,
Controller, Treasurer and Chief Accounting
Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated November 14, 2011, between San Diego Gas & Electric Company and the several underwriters named therein.

4.1	Supplemental Indenture, dated as of November 17, 2011.

4.2	Form of Bond (Included in Exhibit 4.1 hereto).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).